CONSULTING AGREEMENT

      THIS AGREEMENT made the 15th day of January, 2000.

B E T W E E N:

                  Chell.com Ltd., a corporation incorporated under the laws of the Province of Alberta, Canada

                  (hereinafter called the "Consultant")

                                                               OF THE FIRST PART

                                       and

                  Buyersangel.com Inc., a corporation incorporated under the laws of the State of Delaware

                  (hereinafter called the "Corporation")

                                                              OF THE SECOND PART

      WHEREAS the Consultant is in the business of supplying certain strategic services and advice to companies;

      AND WHEREAS the Corporation wishes to retain the services of the Consultant on the terms and conditions set out in this agreement for a minimum period of one year;

      NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties, the parties covenant and agree as follows:

                                    ARTICLE I
                                  CONSTRUCTION

1.01  Construction. In this Agreement, except as otherwise expressly provided:

(a) all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case require and the verb shall be read and construed as agreeing with the required word and pronoun;

(b) the division of this Agreement into articles and paragraphs and the use of headings is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions; and

(c) when calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference day in calculating such period shall be excluded. If the last day of such period is a non-business day, the period in question shall end on the next business day.

                                   ARTICLE II
                              PROVISION OF SERVICES

2.01 Services. The Consultant is hereby retained to provide the following services (the "Services") to the Corporation, as and when requested by the Corporation, in accordance with the provisions of this Agreement:

      (a) advice and services with respect to corporate strategy and concept definition;
      (b) advice and services with respect to defining corporate culture and development of a human resources department;
      (c)   advice with respect to corporate financing;
      (d)   advice with respect to communications;
      (e) advice with respect to the hiring of third party consultants and professionals including advertising, marketing, legal, accounting and other professionals.

It is the intention of the parties that the Consultant will assist the Corporation in recruiting appropriate personnel to carry out all functions provided by the Consultant during the term of this agreement. Notwithstanding, that some Services may, during the term of this agreement, be carried out exclusively by the Corporation's own employees or other consultants, it is agreed that there shall be no reduction in the fees charged by the Consultant to the Corporation.

2.02 Time and Attention. The Consultant agrees to make appropriate personnel available to provide the Services, when and as requested by the Corporation, provided that the Consultant shall not be required to take direction from the Corporation as to how to achieve a certain result and provided further that Corporation provides adequate notice for the Consultant to complete the required task.

2.03 Non-Exclusive Arrangement. The Corporation acknowledges that this agreement for Services with the Consultant is not an exclusive arrangement. The Corporation acknowledges that the Consultant has other clients which may have to take priority to the interests of the Corporation; however, the Consultant will use its reasonable commercial efforts to ensure that there is no undue delay in the performing of such Services. In the event of any such delay, the Corporation must advise the Consultant in writing with five days of such delay or shall be deemed thereafter to have waived any claim with respect to such delay or damages arising therefrom.

2.04 Term. This Agreement shall be for an initial term (the "Term") of one (1) year, commencing on the 22nd day of January, 2000 upon and subject to all other provisions of this Agreement.

2.05 Renewal. This Agreement may be renewed upon the mutual agreement of the Corporation and the Consultant and upon such terms and conditions as are agreed upon by the Corporation and the Consultant.

                                   ARTICLE III
                            REMUNERATION FOR SERVICES

3.01 Remuneration. In consideration of the provision of the Services, the Corporation shall pay the Consultant as fee (the "Fee") of Seven Hundred and Twenty Thousand Dollars ($720,000) per annum, payable in advance.

3.02 Legal, Accounting and Communications Expenses. The parties acknowledge that the Consultant will be contracting with third party legal, accounting, communications and other professional services in order to properly deliver Services to the Corporation. In some cases, the Corporation will deal directly with such professionals who will assist the Consultant in delivering the required Services. The Corporation shall reimburse the Consultant for any and all charges for such third party professionals including the payment of the Consultants legal fees for the structuring of delivery of warrants or options to the Consultant and/or its employees and consultants. Payment terms are due upon issuance of invoice from Corporation.

3.03 Reimbursement of Expenses. The Corporation shall reimburse the Consultant for all travel, accommodation, lodging and meal expenses incurred by the Consultant's employees or consultants who are travelling on the Corporation's behalf. Payment terms are due upon invoice from Corporation.

                                   ARTICLE IV
                         ADVANCES/REPAYMENT OF ADVANCES

4.01 The Consultant may hereafter loan money to the corporation, pay wages, incur and pay expenses (hereinafter collectively referred to as the "Loan Advances").

4.02 The Corporation shall repay the Consultant all Loan Advances, with interest at the rate of 10% per annum until date of payment. Payment shall be due upon the first advance of any subsequent loan and/or equity financing. The Corporation shall execute a general security agreement securing the present and after acquired assets of the Corporation.

                                    ARTICLE V
                                    WARRANTS

5.01 With respect to any convertible debt and/or equity financing, the Corporation agrees to grate to the Consultant, warrants to purchase Common Stock of the Corporation equal to and representing 10% of the gross value of any convertible debt/equity financing. The terms of the common share purchase warrant shall be:

      (a)   3 years;
      (b)   exercise price - $5.00;
      (c) anti-dilution protection. The protection shall be the same as provided to the subscriber and/or lender;
      (d) registration rights. The registration rights shall be the same as provided to the Subscriber and/or lender; and
      (e) all other terms shall be the same as provided to the subscriber or lender.

5.02 The Corporation shall pay the Consultant's legal costs associated with the review of any legal documentation associated with the common share purchase warrant.

                                   ARTICLE VI
                                   TERMINATION

6.01 Termination by Corporation. This Agreement may be terminated at anytime at the option of the Consultant only by delivering written notice to the Corporation. In such a case, the Fee shall be prorated to the time of termination. It may also be terminated if the Corporation does not fulfil, observe or perform any of the terms of this Agreement, or fails to make any payment required hereunder within 5 days of receiving notice from the Consultant of its failure to pay any such amount. In the case of a termination as a result of a default, all Fees for the full term of the contract shall become immediately due and payable.

6.02 Bankruptcy. In the event of the bankruptcy or insolvency, whether voluntary of involuntary, of either party, this Agreement may be terminated at the option of the other party.

                                   ARTICLE VII
                           GENERAL CONTRACT PROVISIONS

7.01 Notices. All notices, requests, demands or other communications required by this Agreement or desired to be given or made by the parties hereto shall be given or made by personal delivery or by mailing the same in a sealed envelope, postage prepaid, registered mail, return receipt requested, and addressed:

      to the Consultant:

      Chell.com Ltd.,
      114, 1215 - 13th Street SW,
      Calgary, Alberta, T2G 3J4

      to the Corporation:

      Buyersangel.com Inc.,
      114, 1215 - 13th Street SW
      Calgary, Alberta  T2G 3J4

or to such other address as may from time to time be designated by notice given in the manner provided in this paragraph. Any notice or communication mailed as aforesaid shall be deemed to have been given and received on the second business day next following the date of its mailing. Any notice or writing delivered by a party hereto, to whom it is addressed, shall be deemed to have been given and received on the day it is delivered, provided that if such day is not a business day then the notice or communication shall be deemed to have been given and received on the business day next following such date.

7.02 Indemnity. The Corporation shall indemnify and hold harmless the Consultant (and its third party consultants providing services in accordance with Section 3.02) (the "Indemnified Party") against and from all claims, demands, actions, and rights of action from third parties which shall or may arise by virtue of anything done or omitted to be done by them (directly or through or by agents, employees or other representatives) in providing Services under this agreement. All opinions, statements and recommendations made by the Indemnified Party (directly or through or by agents, employees or other representatives) are made to the best of the knowledge of Indemnified Party based upon the best available information. Indemnified Party shall not be liable for any misinformation, errors or omissions contained in any report, document or opinion provided to them by Corporation.

7.03 Time of the Essence. Time shall be of the essence in this Agreement and every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

7.04 Amendment. No alteration, amendment or qualification of this Agreement shall be valid unless it is in writing and is executed by both of the parties hereto.

7.05 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta, Canada.

7.06 Severability. If any article, paragraph or any portion of any paragraph of this Agreement is determined to be unenforceable or invalid by the decision of any court of competent jurisdiction which determination is not appealed or appealable, for any reason whatsoever, that unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of this Agreement and such unenforceable or invalid article, paragraph or portion thereof shall be severed from the remainder of this Agreement.

7.07 Currency. All payments contemplated herein shall be paid in US funds.

7.08 Further Assurances. Each party to this Agreement shall execute and deliver any and all documents and writings and do all things necessary or expedient to achieve the purposes of this Agreement.

7.09 Binding Effect. Each and all of the covenants, terms, provisions and agreements contained herein shall enure to the benefit of and be binding upon the parties hereto, their respective heirs, executors, administrators, successor and assigns, committees and legal personal representatives.

7.10 Relationship. The parties acknowledge that the Consultant is not an employee of the Corporation, nor does any partnership or agency relationship exist between the parties. Except with the approval of the Corporation, the Consultant shall have not authority to act as agent for or otherwise represent the Corporation or to enter into any agreement or to incur any obligation or liability on behalf of the Corporation.

            IN WITNESS WHEREOF the parties hereto have duly executed this Agreement on the date first above written.


                                          Chell.com Ltd.

                                          Per: /s/ Cameron Chell
                                              ----------------------------------

                                          Per:__________________________________


                                          BUYERSANGEL.COM INC.

                                          Per: /s/ Alan Chell
                                              ----------------------------------

                                          Per:__________________________________